Exhibit 99.1

7315 Wisconsin Avenue, Suite 1100 West, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com
News Release

Pebblebrook Hotel Trust Reports First Quarter 2016 Results
Same-Property EBITDA Increased 15.2 Percent; Same-Property RevPAR Increased 8.0 Percent; Adjusted EBITDA Rose 44.8 Percent; Adjusted FFO Per Diluted Share Climbed 64.7 Percent

Bethesda, MD, April 27, 2016 -- Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today reported results for the first quarter ended March 31, 2016. The Company’s results include the following:

	First Quarter
	2016	2015
	($ in millions except per share and RevPAR data)

Net income to common shareholders	$6.6	$0.7
Net income per diluted share	$0.09	$0.01

Same-Property RevPAR(1)	$195.01	$180.50
Same-Property RevPAR growth rate	8.0%

Same-Property EBITDA(1)	$62.0	$53.8
Same-Property EBITDA growth rate	15.2%
Same-Property EBITDA Margin(1)	29.8%	27.6%

Adjusted EBITDA(1)	$56.2	$38.8
Adjusted EBITDA growth rate	44.8%

Adjusted FFO (1)	$40.6	$24.4
Adjusted FFO per diluted share(1)	$0.56	$0.34
Adjusted FFO per diluted share growth rate	64.7%

(1) See tables later in this press release for a description of same-property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Adjusted EBITDA, Funds from Operations ("FFO"), FFO per share, Adjusted FFO and Adjusted FFO per share.

For the details as to which hotels are included in Same-Property Revenue Per Available Room (“RevPAR”), Average Daily Rate (“ADR”), Occupancy, Revenues, Expenses, EBITDA and EBITDA Margins appearing in the table above and elsewhere in this press release, refer to the Same-Property Inclusion Reference Table later in this press release.

“We are very pleased with our portfolio’s strong operating results in the first quarter,” said Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “Our results exceeded our outlook and the industry. Our outperformance was primarily due to strong demand in several of our west coast markets, particularly in San Francisco and Los Angeles, some of which was one-time in nature. We also benefitted from less renovation impact this year versus last year. We remain cautious about 2016 due to weakening business transient demand growth, a lack of visibility and continued global economic headwinds and uncertainties. Consequently, despite our first quarter beat, we are keeping our full year 2016 outlook unchanged.”

First Quarter Highlights

▪
Same-Property RevPAR and Room Revenue: Same-Property RevPAR in the first quarter of 2016 increased 8.0 percent over the same period of 2015 to $195.01. Same-Property Room Revenue increased by 9.9 percent, greater than RevPAR largely due to the extra day in February and the increase in the Same-Property room count. Same-Property ADR grew 3.1 percent from the prior year quarter to $236.23. Same-Property Occupancy rose 4.8 percent to 82.6 percent. Same-Property RevPAR for our wholly owned properties, which excludes the Company’s 49 percent interest in its six-hotel joint venture (the “Manhattan Collection”), increased 8.9 percent from the prior year period.

▪
Same-Property EBITDA: The Company’s hotels generated $62.0 million of Same-Property EBITDA for the quarter ended March 31, 2016, climbing 15.2 percent from the same period of 2015. Same-Property Revenues increased 6.8 percent, while Same-Property Expenses rose just 3.6 percent. As a result, Same-Property EBITDA Margin grew 217 basis points to 29.8 percent for the first quarter of 2016, as compared to the same period last year. For the quarter, flow-through of Same-Property Revenues to Same-Property EBITDA was 61.9 percent. Same-Property EBITDA for our wholly owned properties grew 15.9 percent compared with the prior year period.

▪	Adjusted EBITDA: The Company’s Adjusted EBITDA rose to $56.2 million from $38.8 million in the prior year period, an increase of $17.4 million, or 44.8 percent.

▪	Adjusted FFO: The Company’s Adjusted FFO climbed 66.6 percent to $40.6 million from $24.4 million in the prior year period.

▪
Dividends: On March 15, 2016, the Company declared a regular quarterly cash dividend of $0.38 per share on its common shares, an increase of 23 percent from the prior quarterly dividend of $0.31 per share, a regular quarterly cash dividend of $0.50 per share on its 8.00% Series B Cumulative Redeemable Preferred Shares and a regular quarterly cash dividend of $0.40625 per share on its 6.50% Series C Cumulative Redeemable Preferred Shares.

“During the quarter, our RevPAR growth was led by our properties in San Francisco, which benefitted from an overall strong quarter as well as the Super Bowl in February, along with our properties in West Los Angeles and San Diego. Both the West Los Angeles market and our properties experienced better than expected results due partly to the unfortunate displacement of families living in the Porter Ranch neighborhood caused by the natural gas leak in Aliso Canyon,” said Mr. Bortz. “Same-Property RevPAR for our portfolio increased 8.0 percent, above the industry’s 2.7 percent growth and in excess of our 3.0 percent to 6.0 percent outlook. Our hotels that were renovated and repositioned in 2015 also made significant strides in the quarter, increasing occupancy levels, rates and market share penetration. Overall, our performance continues to be depressed by our New York hotels. Same-Property RevPAR excluding the Manhattan Collection grew 8.9 percent for the year, with ADR climbing 4.1 percent.”

Capital Reinvestment and Asset Management

During the first quarter, the Company made $36.3 million of capital improvements throughout its portfolio, which includes the Company’s 49 percent interest in the Manhattan Collection. The Company completed renovations at Hotel Zeppelin San Francisco (formerly the Prescott Hotel San Francisco), The Nines, a Luxury Collection Hotel, Portland and Hotel Monaco Washington DC. We also commenced the renovation of Union Station Hotel Nashville, Autograph Collection in the first quarter.

In March, the Company completed a $35.0 million transformative renovation, repositioning and addition of 32 guest rooms at Hotel Zeppelin San Francisco. “We’re very excited about the launch of Hotel Zeppelin,” noted Mr. Bortz. “The initial guest response to our uniquely designed Hotel Zeppelin has been fantastic. This hotel is well situated in the Union Square market and should benefit from continued healthy business and leisure demand in the vibrant and growing San Francisco market as the hotel ramps to stabilization over the next few years.”

During the remainder of 2016 and early 2017, the Company has various major renovations and repositionings it plans to undertake at a number of its properties that will improve performance in future years, including:

▪
Union Station Hotel Nashville, Autograph Collection (estimated at $15.5 million), which has already begun its phased comprehensive guest rooms, public space and meeting space renovation expected to be completed in the third quarter of 2016;

▪
The Westin Colonnade, Coral Gables (estimated at $18.0 million), which already began its phased comprehensive guest rooms, public area and meeting space renovation, expected to be completed and re-launched as a Tribute Portfolio property late in the third quarter of 2016;

▪
Hotel Palomar Los Angeles Beverly Hills (estimated at $9.0 million), which will undergo a guest rooms and public space renovation to begin in the fourth quarter of 2016 with expected completion in the first quarter of 2017;

▪	Mondrian Los Angeles (estimated at $8.0 million), which will undergo a guest rooms renovation to begin in the fourth quarter of 2016 with expected completion in the first quarter of 2017;

▪
Revere Hotel Boston Common (estimated at $20.0 million), which will undergo a comprehensive property renovation to start in the fourth quarter of 2016 with expected completion in the first quarter of 2017; and

▪	The Tuscan Fisherman’s Wharf, a Best Western Plus Hotel (estimated at $15.0 million), which will undergo a comprehensive property renovation beginning early in 2017.

Balance Sheet

As of March 31, 2016, the Company had $1.3 billion in consolidated debt and $225.4 million in unconsolidated, non-recourse, secured debt, at weighted-average interest rates of 3.5 percent and 3.6 percent, respectively. The Company had $675.0 million outstanding in the form of unsecured term loans and $180.0 million outstanding on its $450.0 million senior unsecured revolving credit facility. As of March 31, 2016, the Company had $38.3 million of consolidated cash, cash equivalents and restricted cash and $12.9 million of unconsolidated cash, cash equivalents and restricted cash. The unconsolidated debt, cash, cash equivalents and restricted cash amounts represent the Company’s 49 percent interest in the Manhattan Collection.

On March 31, 2016, as defined in the Company’s credit agreement, the Company’s fixed charge coverage ratio was 3.0 times and total net debt to trailing 12-month corporate EBITDA was 5.1 times. Excluding its interest in the off-balance sheet Manhattan Collection, the Company’s fixed charge coverage ratio was 3.1 times, and net debt to trailing 12-month corporate EBITDA was 4.8 times.

Capital Markets

Year-to-date, Pebblebrook completed several capital markets transactions to help maintain its strong balance sheet and prudent capital structure including increasing two of its unsecured term loans, redeeming preferred shares and retiring mortgage debt:

▪	On January 6, 2016, the Company announced that it exercised the accordion options on two of its existing unsecured term loans to borrow an additional $150.0 million;

▪	On March 11, 2016, the Company redeemed all 5,600,000 of its issued and outstanding 7.875% Series A Cumulative Preferred Shares; and

▪	On April 5, 2016, the Company repaid the $62.8 million mortgage secured by the Embassy Suites San Diego Bay - Downtown, which was subject to a 6.28 percent interest rate.

“As evidenced by our recent debt originations and the redemption of our Series A Cumulative Preferred Shares, we’ve been able to significantly reduce our annualized fixed charges,” noted Raymond D. Martz, Chief Financial Officer of Pebblebrook Hotel Trust. “In 2016, we expect to make additional strides toward increasing our cash flow and reducing our leverage ratio through the refinancing of our higher-rated mortgage debt and through the potential disposition of a select number of properties.

2016 Outlook

The Company's outlook for 2016, which remains unchanged from its prior outlook, assumes no additional acquisitions or dispositions, includes its various planned capital investment projects and includes other significant assumptions, is as follows:

	2016 Outlook as of April 27, 2016		Variance to Prior Outlook as of February 22, 2016
	Low	High	Low	High
	($ and shares/units in millions, except per share and RevPAR data)
Net income	$65.7	$77.7	—	—
Net income per diluted share	$0.90	$1.07	—	—

Adjusted EBITDA	$276.0	$288.0	—	—
Adjusted EBITDA growth rate	6.3%	11.0%	—	—

Adjusted FFO	$194.3	$206.3	—	—
Adjusted FFO per diluted share	$2.67	$2.84	—	—
Adjusted FFO per diluted share growth rate	6.8%	13.6%	—	—

This 2016 outlook is based, in part, on the following estimates and assumptions:

U.S. GDP growth rate	1.5%	2.0%	—	—
U.S. Hotel Industry RevPAR growth rate	3.0%	5.0%	—	—
Urban Markets RevPAR growth rate	1.0%	3.0%	—	—

Same-Property RevPAR	$211	$215	—	—
Same-Property RevPAR growth rate	2.0%	4.0%	—	—
Same-Property Room Revenue growth rate	2.7%	4.7%	—	—

Same-Property EBITDA	$301.0	$313.0	—	—
Same-Property EBITDA growth rate	1.9%	6.0%	—	—
Same-Property EBITDA Margin	33.6%	34.1%	—	—
Same-Property EBITDA Margin growth rate	25 bps	75 bps	—	—

Corporate cash general and administrative expenses	$20.3	$20.3	—	—
Corporate non-cash general and administrative expenses	$8.4	$8.4	—	—

Total capital investments related to renovations, capital maintenance and return on investment projects	$100.0	$110.0	—	—

Weighted-average fully diluted shares and units	72.7	72.7	—	—

The Company’s outlook for the second quarter of 2016 is as follows:

	Second Quarter 2016 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)

Same-Property RevPAR	$221	$226
Same-Property RevPAR growth rate	1.0%	3.5%
Same-Property Room Revenue growth rate	1.5%	4.1%

Same-Property EBITDA	$81.5	$85.0
Same-Property EBITDA growth rate	(2.6%)	1.6%
Same-Property EBITDA Margin	35.5%	36.0%
Same-Property EBITDA Margin growth rate	(50 bps)	0 bps

Adjusted EBITDA	$74.5	$78.0
Adjusted EBITDA growth rate	0.7%	5.4%

Adjusted FFO	$53.5	$57.0
Adjusted FFO per diluted share	$0.74	$0.78
Adjusted FFO per diluted share growth rate	2.8%	8.3%

Weighted-average fully diluted shares and units	72.7	72.7

“We continue to believe that 2016 will be a solid year for Pebblebrook and the overall U.S. hotel industry,” noted Mr. Bortz. “Yet we remain cautious given the uncertain economic environment and softening business travel trends. We expect these weak corporate transient demand trends to persist in the near term as companies look to trim expenses in light of a slower macro-economic growth outlook, combined with ongoing geopolitical risks and global economic headwinds and uncertainties.

“As we move forward throughout the year, we continue to market for disposition several select hotels and non-hotel real estate portions of our properties where we believe there is an opportunity to benefit from significantly higher values in the private market. Our efforts are focused on increasing shareholder value by utilizing disposition proceeds to reduce our debt, to make distributions of capital gains and to potentially repurchase up to $150 million of our common stock. We will provide updates to any disposition activity after any such transactions are complete, and continue to believe that private market valuations and activity levels remain favorable.”

The Company’s outlook for 2016 and the second quarter of 2016 assumes no additional acquisitions or dispositions beyond the hotels the Company owned as of March 31, 2016 and reflects the Company’s 49 percent interest in the Manhattan Collection. The Company’s outlook also incorporates all of the expected disruption associated with the various renovations and repositionings at our properties, including The Westin Colonnade, Coral Gables, Union Station Hotel Nashville, Autograph Collection, Revere Hotel Boston Common, the Tuscan Fisherman’s Wharf, a Best Western Plus Hotel, Hotel Palomar Los Angeles Beverly Hills and Mondrian Los Angeles, all of which already have or are expected to commence renovations in 2016 or early 2017.

The Company’s estimates and assumptions, including the Company’s outlook for second quarter 2016, for Same-Property RevPAR, Same-Property RevPAR growth rate, Same-Property Room Revenue growth rate, Same-Property EBITDA, Same-Property EBITDA growth rate, Same-Property EBITDA Margin and Same-Property EBITDA Margin growth rate include the hotels owned as of March 31, 2016, as if they had been owned by the Company for all of 2015 and 2016, except for Hotel Vintage Portland, which is not included in the first quarter, and Hotel Zeppelin San Francisco, which is not included in the first and fourth quarters.

If any of the foregoing estimates and assumptions prove to be inaccurate, actual results, including the outlook, may vary, and could vary significantly, from the amounts shown above.

First Quarter 2016 Earnings Call

The Company will conduct its quarterly analyst and investor conference call on Thursday, April 28, 2016 at 9:00 AM ET. To participate in the conference call, please dial (888) 572-7033 approximately ten minutes before the call begins. Additionally, a live webcast of the conference call will be available through the Company’s website. To access the webcast, log on to www.pebblebrookhotels.com ten minutes prior to the conference call. A replay of the conference call webcast will be archived and available online through the Investor Relations section of www.pebblebrookhotels.com.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full-service hotels located in urban markets in major gateway cities. The Company owns 37 hotels, including 31 wholly owned hotels with a total of 7,440 guest rooms and a 49% joint venture interest in six hotels with a total of 1,787 guest rooms. The Company owns, or has an ownership interest in, hotels located in 11 states and the District of Columbia, including: San Francisco, California; Los Angeles, California (Beverly Hills, Hollywood, Santa Monica and West Hollywood); Boston, Massachusetts; New York, New York; San Diego, California; Portland, Oregon; Buckhead, Georgia; Naples, Florida; Seattle, Washington; Miami, Florida; Washington, DC; Philadelphia, Pennsylvania; Columbia River Gorge, Washington; Nashville, Tennessee; Bethesda, Maryland and Minneapolis, Minnesota. For more information, please visit us at www.pebblebrookhotels.com and follow us on Twitter at @PebblebrookPEB.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: projections and forecasts of U.S. GDP growth, U.S. hotel industry RevPAR growth, the Company’s net income, FFO, EBITDA, Adjusted FFO, Adjusted EBITDA, RevPAR, EBITDA Margin and EBITDA Margin growth, and the Company’s expenses, share count or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions or services; forecasts of the Company’s future economic performance and its share of future markets; forecasts of hotel industry performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of April 27, 2016. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###

Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands, except for per share data)

	March 31, 2016	December 31, 2015
	(Unaudited)
ASSETS
Assets:
Investment in hotel properties, net	$2,684,285	$2,673,584
Investment in joint venture	243,283	248,794
Ground lease asset, net	30,070	30,218
Cash and cash equivalents	28,282	26,345
Restricted cash	10,010	9,453
Hotel receivables (net of allowance for doubtful accounts of $324 and $243, respectively)	31,403	25,062
Prepaid expenses and other assets	44,680	45,015
Total assets	$3,072,013	$3,058,471

LIABILITIES AND EQUITY

Liabilities:
Senior unsecured revolving credit facility	$180,000	$165,000
Term loans, net of unamortized deferred financing costs	671,201	521,883
Senior unsecured notes, net of unamortized deferred financing costs	99,409	99,392
Mortgage debt, net of unamortized loan premiums and deferred financing costs	316,967	319,320
Accounts payable and accrued expenses	156,739	141,897
Advance deposits	18,758	17,726
Accrued interest	4,265	2,550
Distribution payable	32,367	29,869
Total liabilities	1,479,706	1,297,637
Commitments and contingencies

Equity:
Preferred shares of beneficial interest, $0.01 par value (liquidation preference $210,000 at March 31, 2016 and $350,000 at December 31, 2015), 100,000,000 shares authorized; 8,400,000 shares issued and outstanding at March 31, 2016 and 14,000,000 shares issued and outstanding at December 31, 2015	84	140
Common shares of beneficial interest, $0.01 par value, 500,000,000 shares authorized; 71,922,904 issued and outstanding at March 31, 2016 and 71,735,129 issued and outstanding at December 31, 2015	719	717
Additional paid-in capital	1,731,920	1,868,047
Accumulated other comprehensive income (loss)	(16,234)	(4,750)
Distributions in excess of retained earnings	(126,871)	(105,765)
Total shareholders’ equity	1,589,618	1,758,389
Non-controlling interests	2,689	2,445
Total equity	1,592,307	1,760,834
Total liabilities and equity	$3,072,013	$3,058,471

Pebblebrook Hotel Trust
Consolidated Statement of Operations
($ in thousands, except for per share data)
(Unaudited)

	Three months ended March 31,
	2016	2015

Revenues:
Room	$131,404	$108,834
Food and beverage	50,696	43,238
Other operating	14,145	11,363
Total revenues	$196,245	$163,435

Expenses:
Hotel operating expenses:
Room	$32,225	$27,983
Food and beverage	34,037	29,393
Other direct and indirect	55,648	49,836
Total hotel operating expenses	121,910	107,212
Depreciation and amortization	25,061	21,325
Real estate taxes, personal property taxes, property insurance, and ground rent	12,465	11,280
General and administrative	6,796	7,572
Hotel acquisition and disposition costs	6	131
Total operating expenses	166,238	147,520
Operating income (loss)	30,007	15,915
Interest income	625	635
Interest expense	(10,801)	(8,321)
Other	(1,771)	—
Equity in earnings (loss) of joint venture	(4,915)	(4,448)
Income (loss) before income taxes	13,145	3,781
Income tax (expense) benefit	3,492	3,389
Net income (loss)	16,637	7,170
Net income (loss) attributable to non-controlling interests	58	27
Net income (loss) attributable to the Company	16,579	7,143
Distributions to preferred shareholders	(5,844)	(6,488)
Issuance costs of redeemed preferred shares	(4,169)	—
Net income (loss) attributable to common shareholders	$6,566	$655

Net income (loss) per share available to common shareholders, basic	$0.09	$0.01
Net income (loss) per share available to common shareholders, diluted	$0.09	$0.01
Weighted-average number of common shares, basic	71,836,815	71,673,669
Weighted-average number of common shares, diluted	72,311,081	72,446,229

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
($ in thousands, except per share data)
(Unaudited)

	Three months ended March 31,
	2016	2015

Net income (loss)	$16,637	$7,170
Adjustments:
Depreciation and amortization	25,002	21,262
Depreciation and amortization from joint venture	2,243	2,158
FFO	$43,882	$30,590
Distribution to preferred shareholders	$(5,844)	$(6,488)
Issuance costs of redeemed preferred shares	(4,169)	—
FFO available to common share and unit holders	$33,869	$24,102
Hotel acquisition and disposition costs	6	131
Non-cash ground rent	587	595
Amortization of Class A LTIP units	—	2
Management/franchise contract transition costs	66	(57)
Interest expense adjustment for acquired liabilities	(246)	(830)
Capital lease adjustment	130	125
Non-cash amortization of acquired intangibles	244	300
Issuance costs of redeemed preferred shares	4,169	—
Other	1,771	—
Adjusted FFO available to common share and unit holders	$40,596	$24,368

FFO per common share - basic	$0.47	$0.34
FFO per common share - diluted	$0.47	$0.33
Adjusted FFO per common share - basic	$0.56	$0.34
Adjusted FFO per common share - diluted	$0.56	$0.34

Weighted-average number of basic common shares and units	72,073,166	71,910,020
Weighted-average number of fully diluted common shares and units	72,547,432	72,682,580

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

The Company also evaluates its performance by reviewing Adjusted FFO because it believes that adjusting FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO for the following items, which may occur in any period, and refers to these measures as Adjusted FFO:

- Hotel acquisition and disposition costs: The Company excludes acquisition and disposition transaction costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Amortization of Class A LTIP units: The Company excludes the non-cash amortization of LTIP Units expensed during the period.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for acquired liabilities: The Company excludes interest expense adjustment for acquired liabilities assumed in connection with acquisitions, because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Capital lease adjustment: The Company excludes the effect of non-cash interest expense from capital leases because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Issuance costs of redeemed preferred shares: The Company excludes issuance costs of redeemed preferred shares during the period because it believes that including these adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Other: The Company excludes the ineffective portion of the change in fair value of the hedging instruments during the period because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of FFO in accordance with the NAREIT White Paper, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
($ in thousands)
(Unaudited)

	Three months ended March 31,
	2016	2015

Net income (loss)	$16,637	$7,170
Adjustments:
Interest expense	10,801	8,321
Interest expense from joint venture	2,278	2,256
Income tax expense (benefit)	(3,492)	(3,389)
Depreciation and amortization	25,061	21,325
Depreciation and amortization from joint venture	2,243	2,158
EBITDA	$53,528	$37,841
Hotel acquisition and disposition costs	6	131
Non-cash ground rent	587	595
Amortization of Class A LTIP units	—	2
Management/franchise contract transition costs	66	(57)
Non-cash amortization of acquired intangibles	244	300
Other	1,771	—
Adjusted EBITDA	$56,202	$38,812

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

The Company also evaluates its performance by reviewing Adjusted EBITDA because it believes that adjusting EBITDA to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDA for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDA:

- Hotel acquisition and disposition costs: The Company excludes acquisition and disposition transaction costs expensed during the period because it believes that including these costs in EBITDA does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Amortization of Class A LTIP units: The Company excludes the non-cash amortization of LTIP Units expensed during the period.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in EBITDA does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in EBITDA does not reflect the underlying financial performance of the Company.
- Other: The Company excludes the ineffective portion of the change in fair value of the hedging instruments during the period because it believes that including these non-cash adjustments in EBITDA does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of EBITDA, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Manhattan Collection Statements of Operations
(Reflects the Company's 49% ownership interest in the Manhattan Collection)
($ in thousands)
(Unaudited)

	Three months ended March 31,
	2016	2015
Revenues:
Hotel operating revenues:
Room	$12,895	$12,655
Food and beverage	1,769	1,886
Lease revenue	401	405
Other operating	214	254
Total revenues	15,279	15,200

Expenses:
Total hotel expenses	15,650	15,194
Depreciation and amortization	2,243	2,158
Total operating expenses	17,893	17,352
Operating income (loss)	(2,614)	(2,152)
Interest income	—	—
Interest expense	(2,278)	(2,256)
Other	(23)	(40)
Equity in earnings of joint venture	$(4,915)	$(4,448)

Debt:	Fixed Interest Rate	Loan Amount
Mortgage(1)	3.61%	$225,400
Cash and cash equivalents		(6,869)
Net Debt		218,531
Restricted cash		(5,982)
Net Debt less restricted cash		$212,549

(1) Does not include the Company's pro rata interest of the $50.0 million of preferred capital the Company provided to the joint venture, in which the Company has a 49% ownership interest.

Notes:

These operating results reflect the Company's 49% ownership interest in the Manhattan Collection. The Manhattan Collection consists of the following six hotels: Manhattan NYC, Fifty NYC, Dumont NYC, Shelburne NYC, Gardens NYC and The Benjamin. The operating results for the Manhattan Collection only include 49% of the results for the six properties to reflect the Company's 49% ownership interest in the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - Entire Portfolio
(Unaudited)

	Three months ended March 31,
	2016	2015
Total Portfolio
Same-Property Occupancy	82.6%	78.8%
Increase/(Decrease)	4.8%
Same-Property ADR	$236.23	$229.09
Increase/(Decrease)	3.1%
Same-Property RevPAR	$195.01	$180.50
Increase/(Decrease)	8.0%

Notes:

This schedule of hotel results for the three months ended March 31 includes information from all of the hotels the Company owned, or had an ownership interest in, as of March 31, 2016, except Hotel Vintage Portland in both 2016 and 2015 because it was closed during the first quarter of 2015 for renovation and Hotel Zeppelin San Francisco in both 2016 and 2015 because it was closed during the first quarter of 2016 for renovation.

Results for the Manhattan Collection reflect the Company's 49% ownership interest.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - Wholly Owned
(Unaudited)

	Three months ended March 31,
	2016	2015
Total Portfolio
Same-Property Occupancy	82.2%	78.5%
Increase/(Decrease)	4.6%
Same-Property ADR	$242.28	$232.79
Increase/(Decrease)	4.1%
Same-Property RevPAR	$199.08	$182.84
Increase/(Decrease)	8.9%

Notes:

This schedule of hotel results for the three months ended March 31 includes information from all of the hotels the Company owned, or had an ownership interest in, as of March 31, 2016, except Hotel Vintage Portland in both 2016 and 2015 because it was closed during the first quarter of 2015 for renovation and Hotel Zeppelin San Francisco in both 2016 and 2015 because it was closed during the first quarter of 2016 for renovation.

These hotel results do not include information for the six hotels that comprise the Manhattan Collection.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - Manhattan Collection
(Unaudited)

	Three months ended March 31,
	2016	2015
Total Portfolio
Same-Property Occupancy	85.6%	80.8%
Increase/(Decrease)	5.9%
Same-Property ADR	$188.99	$199.80
Increase/(Decrease)	(5.4%)
Same-Property RevPAR	$161.84	$161.48
Increase/(Decrease)	0.2%

Notes:

This schedule of hotel results for the three months ended March 31 includes only information for the six hotels that comprise the Manhattan Collection. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same Property Statistical Data - by Market
(Unaudited)

Three months ended March 31,
2016
RevPAR Variance:
Los Angeles	21.1%
San Francisco	19.5%
San Diego	7.1%
Portland	3.3%
Seattle	1.2%
New York	0.2%
Other	0.0%
Boston	(3.1%)
Washington, DC	(4.5%)
Miami	(5.3%)

West Coast	15.3%
East Coast	(1.2%)

Notes:

This schedule of hotel results for the three months ended March 31 includes information from all of the hotels the Company owned, or had an ownership interest in, as of March 31, 2016, except Hotel Vintage Portland in both 2016 and 2015 because it was closed during the first quarter of 2015 for renovation and Hotel Zeppelin San Francisco in both 2016 and 2015 because it was closed during the first quarter of 2016 for renovation.

Other includes Philadelphia, PA, Nashville, TN, Atlanta Buckhead, GA, Naples, FL and Minneapolis, MN.

Results for the Manhattan Collection reflect the Company's 49% ownership interest.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results - Entire Portfolio
($ in thousands)
(Unaudited)

	Three months ended March 31,
	2016	2015

Same-Property Revenues:
Rooms	$142,013	$129,193
Food and beverage	51,479	51,734
Other	14,693	14,079
Total hotel revenues	208,185	195,006

Same-Property Expenses:
Rooms	$37,971	$34,624
Food and beverage	34,624	34,545
Other direct	3,855	4,212
General and administrative	17,116	16,130
Information and telecommunication systems	3,141	3,001
Sales and marketing	16,820	16,237
Management fees	5,853	5,837
Property operations and maintenance	6,638	6,547
Energy and utilities	5,006	5,536
Property taxes	10,118	9,179
Other fixed expenses	5,057	5,336
Total hotel expenses	146,199	141,184

Same-Property EBITDA	$61,986	$53,822

Same-Property EBITDA Margin	29.8%	27.6%

Notes:

This schedule of hotel results for the three months ended March 31 includes information from all of the hotels the Company owned, or had an ownership interest in, as of March 31, 2016, except Hotel Vintage Portland in both 2016 and 2015 because it was closed during the first quarter of 2015 for renovation and Hotel Zeppelin San Francisco in both 2016 and 2015 because it was closed during the first quarter of 2016 for renovation.

Results for the Manhattan Collection reflect the Company's 49% ownership interest.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results - Wholly Owned
($ in thousands)
(Unaudited)

	Three months ended March 31,
	2016	2015

Same-Property Revenues:
Rooms	$129,117	$116,538
Food and beverage	49,710	49,849
Other	14,080	13,419
Total hotel revenues	192,907	179,806

Same-Property Expenses:
Rooms	$31,496	$28,819
Food and beverage	33,194	33,026
Other direct	3,811	4,162
General and administrative	15,317	14,447
Information and telecommunication systems	2,711	2,580
Sales and marketing	15,536	14,776
Management fees	5,432	5,416
Property operations and maintenance	5,686	5,619
Energy and utilities	4,461	4,844
Property taxes	7,965	7,084
Other fixed expenses	4,941	5,217
Total hotel expenses	130,550	125,990

Same-Property EBITDA	$62,357	$53,816

Same-Property EBITDA Margin	32.3%	29.9%

Notes:

This schedule of hotel results for the three months ended March 31 includes information from all of the hotels the Company owned, or had an ownership interest in, as of March 31, 2016, except Hotel Vintage Portland in both 2016 and 2015 because it was closed during the first quarter of 2015 for renovation and Hotel Zeppelin San Francisco in both 2016 and 2015 because it was closed during the first quarter of 2016 for renovation.

These hotel results do not include information for the six hotels that comprise the Manhattan Collection.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results - Manhattan Collection
($ in thousands)
(Unaudited)

	Three months ended March 31,
	2016	2015
Same-Property Revenues:
Rooms	$12,895	$12,655
Food and beverage	1,769	1,886
Lease revenue	401	405
Other	214	254
Total hotel revenues	15,279	15,200

Same-Property Expenses:
Rooms	$6,474	$5,805
Food and beverage	1,430	1,519
Other direct	45	50
General and administrative	1,798	1,683
Information and telecommunication systems	430	421
Sales and marketing	1,285	1,461
Management fees	421	421
Property operations and maintenance	953	928
Energy and utilities	545	692
Property taxes	2,153	2,095
Other fixed expenses	116	119
Total hotel expenses	15,650	15,194

Same-Property EBITDA	$(371)	$6

Same-Property EBITDA Margin	(2.4%)	0.0%

Notes:

This schedule of hotel results for the three months ended March 31 includes only information for the six hotels that comprise the Manhattan Collection. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Inclusion Reference Table

Hotels	Q1	Q2	Q3	Q4

DoubleTree by Hilton Hotel Bethesda-Washington DC	X	X	X	X
Sir Francis Drake	X	X	X	X
InterContinental Buckhead Atlanta	X	X	X	X
Hotel Monaco Washington DC	X	X	X	X
The Grand Hotel Minneapolis	X	X	X	X
Skamania Lodge	X	X	X	X
Le Méridien Delfina Santa Monica	X	X	X	X
Sofitel Philadelphia	X	X	X	X
Argonaut Hotel	X	X	X	X
The Westin San Diego Gaslamp Quarter	X	X	X	X
Hotel Monaco Seattle	X	X	X	X
Mondrian Los Angeles	X	X	X	X
Viceroy Miami	X	X	X	X
W Boston	X	X	X	X
Manhattan Collection	X	X	X	X
Hotel Zetta San Francisco	X	X	X	X
Hotel Vintage Seattle	X	X	X	X
Hotel Vintage Portland		X	X	X
W Los Angeles - West Beverly Hills	X	X	X	X
Hotel Zelos San Francisco	X	X	X	X
Embassy Suites San Diego Bay - Downtown	X	X	X	X
The Redbury Hollywood	X	X	X	X
Hotel Modera	X	X	X	X
Hotel Zephyr Fisherman's Wharf	X	X	X	X
Hotel Zeppelin San Francisco		X	X
The Nines, a Luxury Collection Hotel, Portland	X	X	X	X
The Westin Colonnade, Coral Gables	X	X	X	X
Hotel Palomar Los Angeles Beverly Hills	X	X	X	X
Union Station Hotel Nashville, Autograph Collection	X	X	X	X
Revere Hotel Boston Common	X	X	X	X
LaPlaya Beach Resort & Club	X	X	X	X
The Tuscan Fisherman's Wharf, a Best Western Plus Hotel	X	X	X	X

Notes:

A property marked with an "X" in a specific quarter denotes that the same-property operating results of that property are included in the Same-Property Statistical Data and in the Schedule of Same-Property Results.

The Company’s first quarter Same-Property RevPAR, RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin include all of the hotels the Company owned, or had an ownership interest in, as of March 31, 2016, except Hotel Vintage Portland in both 2016 and 2015 because it was closed during the first quarter of 2015 for renovation and Hotel Zeppelin San Francisco in both 2016 and 2015 because it was closed during the first quarter of 2016 for renovation. Results for the Manhattan Collection reflect the Company's 49% ownership interest. Operating statistics and financial results may include periods prior to the Company’s ownership of the hotels.

The Company's estimates and assumptions for Same-Property RevPAR, RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin for the Company's 2016 Outlook include all of the hotels the Company owned, or had an ownership interest in, as of March 31, 2016, except Hotel Vintage Portland in the first quarter because it was closed during the first quarter of 2015 for renovation and Hotel Zeppelin San Francisco in in the first quarter and fourth quarter because it was closed during the first quarter of 2016 for renovation and during the fourth quarter of 2015 for renovation.

The operating statistics and financial results in this press release may include periods prior to the Company's ownership of the hotels. The hotel operating estimates and assumptions for the Manhattan Collection included in the Company's 2016 Outlook only reflect the Company's 49% ownership interest in those hotels.

Pebblebrook Hotel Trust
Historical Operating Data - Entire Portfolio
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:

	First Quarter 2015	Second Quarter 2015	Third Quarter 2015	Fourth Quarter 2015	Full Year 2015

Occupancy	79%	87%	88%	82%	84%
ADR	$229	$251	$261	$242	$246
RevPAR	$180	$218	$230	$197	$207

Hotel Revenues	$198.8	$232.2	$239.9	$218.6	$889.5
Hotel EBITDA	$54.5	$83.7	$88.6	$69.6	$296.4
Hotel EBITDA Margin	27.4%	36.0%	36.9%	31.9%	33.3%

	First Quarter 2016

Occupancy	82%
ADR	$235
RevPAR	$194

Hotel Revenues	$211.6
Hotel EBITDA	$62.4
Hotel EBITDA Margin	29.5%

Notes:

These historical hotel operating results include information for all of the hotels the Company owned, or had an ownership interest in, as of March 31, 2016. The hotel operating results for the Manhattan Collection only include 49% of the results for the six properties to reflect the Company's 49% ownership interest in the hotels. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Operating Data - Wholly Owned
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:

	First Quarter 2015	Second Quarter 2015	Third Quarter 2015	Fourth Quarter 2015	Full Year 2015

Occupancy	79%	86%	88%	81%	83%
ADR	$233	$247	$258	$233	$243
RevPAR	$183	$213	$226	$188	$203

Hotel Revenues	$183.6	$208.9	$216.4	$193.5	$802.4
Hotel EBITDA	$54.5	$76.0	$81.3	$60.7	$272.4
Hotel EBITDA Margin	29.7%	36.4%	37.6%	31.4%	33.9%

	First Quarter 2016

Occupancy	82%
ADR	$241
RevPAR	$198

Hotel Revenues	$196.3
Hotel EBITDA	$62.8
Hotel EBITDA Margin	32.0%

Notes:

These historical hotel operating results include information for all of the hotels the Company owned as of March 31, 2016, except for the Company's 49% interest in the Manhattan Collection. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Operating Data - Manhattan Collection
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:

	First Quarter 2015	Second Quarter 2015	Third Quarter 2015	Fourth Quarter 2015	Full Year 2015

Occupancy	81%	93%	94%	92%	90%
ADR	$200	$279	$284	$302	$269
RevPAR	$161	$260	$266	$277	$242

Hotel Revenues	$15.2	$23.3	$23.5	$25.1	$87.1
Hotel EBITDA	$0.0	$7.7	$7.4	$9.0	$24.0
Hotel EBITDA Margin	0.0%	33.1%	31.3%	35.6%	27.6%

	First Quarter 2016

Occupancy	86%
ADR	$189
RevPAR	$162

Hotel Revenues	$15.3
Hotel EBITDA	($0.4)
Hotel EBITDA Margin	(2.4%)

Notes:

These historical hotel operating results include only information for the six hotel properties that comprise the Manhattan Collection. The hotel operating results for the Manhattan Collection only include 49% of the results for the six properties to reflect the Company's 49% ownership interest in the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.